Exhibit 99.1

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                        PHILADELPHIA SUBURBAN CORPORATION
                              762 LANCASTER AVENUE
                                  BRYN MAWR, PA

     The undersigned hereby appoints Nicholas DeBenedictis, Roy H. Stahl and Patricia M. Mycek, and each of them acting alone, with the power to appoint his or her substitute, proxy to represent the undersigned and vote as designated below all of the shares of common stock of Philadelphia Suburban Corporation ("PSC") held of record by the undersigned on September 18, 1998, at the Special Meeting of Shareholders to be held on November 16, 1998 and at any adjournment or postponement thereof.

1. Approval of the Amended and Restated Agreement and Plan of Merger, dated as of August 5, 1998 (the "Merger Agreement"), by and among PSC, Consumers Acquisition Company ("Acquisition") and Consumers Water Company ("Consumers"), providing for the merger of Consumers with and into Acquisition, a wholly-owned subsidiary of PSC (the "Merger").

     |_|          FOR
     |_|          AGAINST
     |_|          ABSTAIN

2. Approval of an amendment to PSC's Articles of Incorporation increasing the authorized shares of PSC common stock, par value $.50 per share ("PSC Common Stock") from 40,000,000 to 100,000,000.

     |_|          FOR
     |_|          AGAINST
     |_|          ABSTAIN

3. Approval of an amendment to PSC's 1994 Equity Compensation Plan (the "Equity Compensation Plan") to increase from 1,900,000 to 2,900,000, the aggregate authorized shares of the PSC Common Stock that may be issued or transferred under the Equity Compensation Plan and to adopt certain other amendments to the terms of the Equity Compensation Plan necessary for the issuance of options to holders of options to purchase Consumers Common Stock pursuant to the Merger Agreement.

     |_|          FOR
     |_|          AGAINST
     |_|          ABSTAIN

4. In his or her discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting.


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THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY
THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 3.

Dated:
      --------------------------

                                            --------------------------------
                                            Signature

                                            --------------------------------
                                            Signature if held jointly

                                            Please sign exactly as name appears
                                            to the left. When shares are held by
                                            joint tenants, both should sign.
                                            When signing as attorney, executor,
                                            administrator, trustee or guardian,
                                            please give full title as such. If a
                                            corporation, please sign in full
                                            corporate name by President or other
                                            authorized officer. If a
                                            partnership, please sign in
                                            partnership name by authorized
                                            person.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.